                                                                    Exhibit 10.5


                                  SUBLEASE AGREEMENT
                                  ------------------

         THIS SUBLEASE AGREEMENT ("Sublease") is made as of the _ day of August, 1996 between MARTIN, MARSHALL, JACCOMA & MITCHELL ADVERTISING, INC., a New York corporation d/b/a Marshall Jaccoma Mitchell Advertising ("Sublandlord") and DOUBLECLICK, INC., a Delaware corporation ( "Subtenant").

                                   R E C I T A L S
                                   - - - - - - - -

         41 Madison Company ("Landlord"), as landlord and Sublandlord, as tenant, did enter into that certain lease agreement, dated August 26, 1992 (the "Lease"), for the lease by Sublandlord of certain space located in the building (the "Building") known as 41 Madison Avenue, New York, New York.

         The space leased in the Building by Sublandlord pursuant to the Lease is hereinafter referred to as the "Premises".

         Sublandlord and Subtenant desire to enter into this Sublease, pursuant to the terms of which Subtenant will lease from Sublandlord and Sublandlord will lease to Subtenant the entire Premises.

         NOW, THEREFORE, for and in consideration of the mutual covenants and obligations set forth in this Sublease, Sublandlord and Subtenant do hereby agree as follows:

         1. SUBLEASED PREMISES. Sublandlord does hereby lease to Subtenant, and Subtenant does hereby lease from Sublandlord, that portion of the Building, consisting of the entire 32nd floor and a portion of the basement therein, being the entire Premises leased by Sublandlord from Landlord at the Building (the "Subleased Premises").

         2. TERM. The term of this Sublease (the "Sublease Term") shall begin on the date hereof (the "Commencement Date"). The Sublease Term shall expire at 12:00 midnight on September 29, 2002.

         3. RENT. Subtenant shall pay to Sublandlord, throughout the Sublease Term, all rent and additional rent due under the Lease as and when the same become due and payable. Appropriate prorations shall be made with respect to any partial calendar months and/or years included in the Sublease Term. The rent and additional rent payable under this Sublease are collectively referred to in this Sublease as "Rent."

         4. RELATIONSHIP TO LEASE. This Sublease and all of Subtenant's rights hereunder are expressly subject and subordinate to all of the terms of the Lease. Sublandlord hereby represents that it has delivered a true and complete copy of the Lease to Subtenant. Sublandlord agrees not to do or fail to do anything that would cause a default to occur under the Lease.

Sublandlord hereby assigns to Subtenant all of Sublandlord's rights and remedies under the Lease and agrees to use its best efforts to enforce all of the provisions of the Lease for Subtenant's benefit.

         5. USE. Subtenant's use of the Subleased Premises shall be strictly in accordance with the use and all other provisions of the Lease.


         6. DEFAULT. Any failure by Subtenant to (i) pay Rent when due (and the continuance of such failure for ten (10) days following notice from Sublandlord to Subtenant) or, (ii) perform any other obligations required under this Sublease within twenty (20) days following notice from Sublandlord to Subtenant except if the nature of the default is such that it cannot, with the exercise of reasonable diligence, be cured within said twenty (20) day period, Subtenant's failure to commence to cure the default within said twenty (20) day period and thereafter diligently and in good faith prosecute such cure to completion, shall be a default hereunder.

         7. QUIET ENJOYMENT. Subtenant shall have the quiet enjoyment of the Subleased Premises without interference by Sublandlord or anyone claiming by, through or under Sublandlord

         8. NOTICES. Notices by Sublandlord and Subtenant shall be given to each other in the same manner provided by the Lease at the following addresses:

              Sublandlord

              Marshall Jaccoma Mitchell Advertising
              c/o Frankfurt Garbus Klein & Selz
              488 Madison Avenue
              9th Floor
              Attention: Robert Wise, Esq.

              Subtenant:

              DoubleClick, Inc.
              41 Madison Avenue, 32nd Floor
              New York, New York
              Attention: Mr. Kevin Ryan
              Chief Financial Officer

         9. NET WORTH STATEMENTS. Subtenant agrees, on an annual basis, to provide Sublandlord with a statement of Subtenant's net worth. In addition, Subtenant agrees to promptly notify Sublandlord when and if Subtenant's net worth reaches Five Million Dollars.

         10. SECURITY DEPOSIT. Upon the delivery to Subtenant of the "Consent" and the "Certification" (as such quoted terms are hereinafter defined), Subtenant shall deposit the sum of $20,000 with Sublandlord to be held by Sublandlord as a security deposit under this Sublease to secure the performance by Subtenant of the covenants of Subtenant hereunder.

         11. MISCELLANEOUS. This Sublease shall be governed by the laws of the State of New York. This Sublease supersedes all prior discussions and agreements between the parties.

         12. LANDLORD'S CONSENT. This Sublease is hereby made contingent upon the receipt by Subtenant of (i) the Landlord's written consent (the "Consent") hereto and, (ii) a written certification of the Landlord (the "Certification") stating that all Rent has been paid under the Lease and that to the best of the Landlord's knowledge no default exists under the Lease and no condition exists that with notice, the passage of time or both, would be a default under the Lease. In the event the Consent and/or the Certification is not received by Subtenant on or before August 19, 1996, then, in such event, Subtenant shall have the option of terminating this Sublease.

         IN WITNESS WHEREOF, the parties hereto have executed this Sublease, as of the day and year first above written.

                                       SUBLANDLORD:

                                       MARTIN, MARSHALL, JACCOMA &
                                       MITCHELL ADVERTISING, INC.
                                       New York corporation

                                       By:
                                          ----------------------------

                                       SUBTENANT:

                                       DOUBLECLICK, INC., a Delaware
                                       corporation
                                       By:
                                          ----------------------------

                                                        Dated:    August__, 1996








Martin, Marshall, Jaccoma &
  Mitchell Advertising, Inc.
  41 Madison Avenue - 32nd Floor
  New York, New York 10010

         Re: Lease dated as of August 26, 1992 between 41 Madison Company, as landlord (referred to as "Owner"), and Martin. Marshall, Jaccoma & Mitchell Advertising, Inc. d/b/a Marshall Jaccoma Mitchell Advertising (referred to as "Tenant"), affecting the entire thirty-second (32nd) floor and a portion of the basement (the "Demised Premises") in the building known as 41 Madison Avenue, in the Borough of Manhattan, City of New York for a term to expire on September 31, 2002 (said lease, as modified by various written agreements, if any, is referred to as the "Lease and the premises demised in the Lease is referred to herein as the "Demised Premises")

Gentlemen:

         In accordance with your request, Owner hereby grants to Tenant permission to sublet to DOUBLECLICK, INC., a Delaware corporation, having an office at 41 Madison Avenue, New York, New York (referred to herein as "Subtenant") the Demised Premises (said space is referred to herein as the "Sublet Space") for a term of approximately six years, two (2) months, commencing on the execution and delivery of this agreement and expiring on September 29, 2002, at the same rental rate and additional rent due under the Lease with the same escalation provisions as are contained in the Lease, which subletting, however, shall be subject to the following terms and conditions which shall be deemed controlling over any contrary terms and conditions contained in the Lease or in the sublease evidencing such subletting (referred to herein as the "Sublease"):

                   (1) Neither this agreement, nor the Sublease, nor any acceptance of rent by Owner from Subtenant, shall operate to waive, modify, release or in any manner affect Tenant's liability under the Lease. No other or further sublease of all or of any part of the Premises shall be made by Tenant without the prior written approval of Owner.

                   (2) Subtenant Will use and occupy the Sublet Space for Subtenant's executive and general offices and for no other use or purpose whatsoever. Subtenant shall not use or occupy or permit the use or occupancy of the Sublet Space or any part thereof for any purpose other than the purpose specifically set forth above, or in any manner which, in Owner's reasonable judgment, shall adversely affect or interfere with any services required to be furnished by Owner to Tenant or to any other tenant or occupant of the Building or with the proper and economical rendition of any such service, or with the use or enjoyment of any part of the Building by any other tenant or occupant.

                   (3) If, at any time prior to the expiration of the term of the Sublease, the term of the Lease shall terminate or be terminated for any reason including, but not limited to, termination by operation of the Articles 9, 10, 16 or 17 of the Lease or any other provisions of the Lease or by operation of law, the Sublease and the term thereby granted shall terminate, and, on or prior to the date of such termination of the Sublease, Subtenant, at Subtenant's sole cost and expense, (i) shall quit and surrender the Sublet Space to Owner, broom clean and in good order and condition, ordinary wear and damage by fire or other casualty excepted, and (ii) shall remove all of Subtenant's personal property and all other property and effects of Subtenant and all persons claiming through or under Subtenant from the Sublet Space and the Building, and (iii) shall repair all damage to the Sublet Space occasioned by such removal. Owner shall have the right to retain any property and effects which shall remain in the Sublet Space after such termination, and any net proceeds from the sale thereof, without waiving Owner's rights with respect to any default by Subtenant under the foregoing provisions of this paragraph. Subtenant expressly waives, for itself and for any person claiming through or under Subtenant, any rights which Subtenant or any such persons may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force, in connection with any holdover summary proceedings which Owner may institute to enforce the foregoing provisions of this paragraph. If the date of such termination shall fall on a Sunday or holiday, then Subtenant's obligations under the first sentence of this paragraph shall be performed on or prior to the Saturday or business day immediately preceding such Sunday or holiday. Subtenant's obligations under this paragraph shall survive the expiration or sooner termination of the terms of the Lease and the Sublease. Notwithstanding the foregoing provisions of this paragraph, in the event that the Subtenant shall be required to attorn pursuant to the provisions of paragraph (4) of this agreement, the foregoing provisions of this paragraph shall have no force or effect.

                   (4) If at any time prior to the expiration of the term of the Sublease, the term of the Lease shall terminate or be terminated for any reason including, but not limited to, termination by operation of Articles 9, 10, 16 or 17 of the Lease or any other provisions of the Lease, or by operation of law, Subtenant agrees, at the election and upon demand of the Owner or any other owner of the Real Property (as defined in the Lease) or of the holder of any mortgage in possession of the Real Property or the Building, or of any lessee under any lease to which the Sublease shall be subject and subordinate to attorn from time to time, to Owner or any such owner, holder or lessee, upon the then executory terms and conditions set forth in the Sublease for the remainder of the term demised in the Sublease, provided that Owner or such owner, holder or lessee, as the case may be, shall then be entitled to possession of the Sublet Space. The foregoing provisions of this paragraph shall enure to the benefit of any such owner, holder or lessee and shall apply notwithstanding that, as a matter of law, the Sublease may terminate upon the termination of the Lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Upon demand of Owner or any such owner, holder or lessee, Subtenant agrees however, to execute, from time to time, instruments in confirmation of the foregoing provisions of this paragraph, reasonably satisfactory to Owner or any such owner, holder or lessee, in which Subtenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy. Nothing contained in this paragraph shall be construed to impair any right otherwise exercisable by Owner or any such owner, holder or lessee. Upon request of Owner or any such owner, holder or lessee, whether or not made prior to such termination, Tenant and Subtenant shall deliver an executed counterpart of the Sublease to the Owner.

                   (5) Subtenant shall attempt to obtain and maintain throughout the term of the Sublease, in Subtenant's fire insurance policies covering Subtenant's property in the Sublet Space; and Subtenant's use and occupancy of the Sublet Space, and/or Subtenant's profits (and shall cause any other permitted occupants of the Sublet to attempt to obtain and maintain, in similar policies), provisions to the effect that such policies shall not be invalidated should the insured waive, in writing prior to a loss, any or all right of recovery against any party for loss occasioned by fire or other casualty which is an insured risk under such policies. In the event that at any time the fire insurance carriers issuing such policies shall exact an additional premium for the inclusion of such or similar provisions, Subtenant shall give Owner and Tenant notice thereof. In such event, if either Owner or Tenant requests, Subtenant shall require the inclusion of such similar provisions by such fire insurance carriers and Tenant shall reimburse Subtenant for such additional premium for the remainder of the term of the Sublease. As long as such or similar provisions are included in such fire insurance policies then in force, Subtenant hereby waives (and agrees to cause any other permitted occupants of the Sublet Space to execute and deliver to Owner written instruments waiving) any right of recovery against Owner, Tenant, any lessors under any ground or underlying leases, any other tenants and occupants of the Building, and any servants, employees, agents or contractors of Owner, Tenant or of any such lessor, or of any such other tenants or occupants, for any loss occasioned by fire or other casualty which is an insured risk under such policies. In the event that at any time any such fire insurance carriers shall not include such or similar provisions in any such fire insurance policy, the waiver set forth in the foregoing sentence shall, upon notice given by Subtenant to Owner and Tenant, be deemed of no further force or effect from and after the giving of such notice. During any period while the foregoing waiver of right of recovery is in effect, Subtenant, or any other permitted occupant of the Sublet Space, as the case may be, shall look solely to the proceeds of such policies to compensate Subtenant or such other permitted occupants for any loss occasioned by fire or other casualty which is an insured risk under such policies. Subtenant shall maintain comprehensive public liability insurance against any claims by reason of personal injury, death and property damage occurring in or about the Sublet Space covering without limitation. the operation of any private air conditioning equipment and any private elevators, escalators or conveyors, in or serving the Sublet Space or any part thereof, whether installed by Owner, Tenant, Subtenant or others, and shall furnish the Owner and Tenant duplicate original policies of such insurance at least ten (10) days prior to the commencement of the term of the Sublease and at least ten (10) days prior to the expiration of the term of any such policy previously furnished by Tenant in which policies Owner, Tenant, their agents and any lessor under any ground or underlying lease shall be named as parties insured, which policies shall be issued by companies, and shall be in form and amounts, satisfactory to Owner.

                   (6) Except as otherwise set forth herein, Subtenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors, and assigns, covenants that, without the prior consent of Owner in each instance, it shall not (i) assign, mortgage or encumber its interest in the Sublease, or (ii) sublet, or permit the subletting of, the Sublet Space or any part thereof, or (iii) permit the Sublet Space or any part thereof to be occupied, or used for desk space, mailing privileges or otherwise, by any person other than Subtenant. The sale, pledge, transfer or other alienation (other than through a so-called "initial public offering") of (a) any of the issued and outstanding capital stock of any corporate Subtenant (unless such stock is publicly traded on any recognized security exchange or over-the-counter market): or (b) any interest in any partnership or joint venture Subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions shall be deemed for the purposes of this paragraph as an assignment of the Sublease which shall require the prior consent of Owner in each instance.

                   (7) As long as Subtenant is not in default under any of the terms, covenants or conditions of the Lease, the Sublease or this agreement on Subtenant s part to be observed and performed beyond the applicable grace period permitted in the applicable instrument for the curing of such default, Subtenant shall have the right without the prior consent of Owner, to assign its interest in the Sublease and this agreement, to any subsidiary or affiliate of Subtenant, for the use permitted in the Lease, the Sublease and this agreement, provided that such subsidiary or affiliate is in the same general line of business as Subtenant and only for such period as it shall remain such subsidiary or affiliate and in the same general line of business as Subtenant. For the purposes of this paragraph (a) a "subsidiary" of Subtenant shall mean any corporation not less than fifty-one (51%) percent of whose outstanding voting stock at the time shall be owned by Subtenant named herein, and (b) an "affiliate" of Subtenant shall mean any corporation, partnership or other business entity which controls or is controlled by, or is under common control with Subtenant. For the purpose of the definition of "affiliate" the word "control" (including, "controlled by" and "under common control with") as used with respect to any corporation, partnership or other business entity, shall mean the possession of the power to direct or cause the direction of the management and policies of such corporation partnership or other business entity, whether through the ownership of voting securities or contract. However, no such assignment shall be valid unless, within ten (10) business days after the execution thereof, Subtenant shall deliver to Owner and Tenant (i) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Owner and Tenant duly executed by Subtenant, and (ii) an instrument in form and substance reasonably satisfactory to Owner and Tenant, duly executed by the assignee, in which such assignee shall assume observance and performance of and agree to be bound by, all of the terms, covenants and conditions of the Lease, the Sublease and this agreement on Subtenant's part to be observed and performed from and after the effective date of such assignment.

                   (8) As long as Subtenant is not in default under any of the terms, covenants or conditions of the Lease, the Sublease or this agreement on Subtenant's part to be observed and performed beyond the applicable grace period permitted in the applicable instrument for the curing of such default, Subtenant shall have the right without the prior consent of Owner, to sublet to, or permit the use or occupancy of, all or any part of the Sublet Space by any subsidiary or affiliate of Subtenant, for the use permitted in the Lease, the Sublease and this agreement, provided that such subsidiary or affiliate is in the same general line of business as Subtenant and only for such period as it shall remain such subsidiary or affiliate and in the same general line of business as Subtenant. For the purposes of this paragraph (a) a "subsidiary" of Subtenant shall mean any corporation not less than fifty-one (51%) percent of whose outstanding voting stock at the time shall be owned by Subtenant and (b) an "affiliate" of Subtenant shall mean any corporation, partnership or other business entity which controls or is controlled by, or is under common control with Subtenant. For the purpose of the definition of "affiliate" the word "control" (including, "controlled by" and "under common control with") as used with respect to any corporation, partnership or other business entity, shall mean the possession of the power to direct or cause the direction of the management and policies of such corporation, partnership or other business entity, whether through the ownership of voting securities or contract. However, no such sub-subletting shall be valid unless, prior to the execution thereof, Subtenant shall give notice to Owner of the proposed sub-subletting, and within ten (10) business days prior to the commencement of said sub-subletting, Subtenant shall deliver to Owner and Tenant an agreement, in form and substance satisfactory to Owner, duly executed by Subtenant and said sub-subtenant, in which said sub-subtenant shall assume performance of and agree to be personally bound by (or primarily bound by if such sub-subtenant is a corporation) all of the terms, covenants and conditions of the Lease, the Sublease and this agreement which are applicable to said subtenant and such sub-subletting. Subtenant shall give prompt notice to Owner and Tenant of any such use or occupancy of all or any pat of the Sublet Space and such use and occupancy shall be subject and subordinate to all of the terms, covenants and conditions of the Lease, Sublease and this agreement. No such use or occupancy shall operate to vest in the user or occupant any right or interest in the Lease, the Sublease, this agreement or the Sublet Space. For the purposes of determining the number of subtenants or occupants in the Sublet Space, the occupancy of any such permitted subsidiary or affiliate of Subtenant and such subsidiary or affiliate shall not be counted as a subtenant or occupant for the purposes of Section 11.0, of the Lease and the provisions of Section 11.03 of the Lease relating to Owner s option to terminate the Lease and the provisions of Section 11.03 of the Lease relating to Subletting Profits shall not be applicable to any proposed subletting to any such subsidiary or affiliate of Subtenant pursuant to the provisions of this paragraph (8).

                   (9) Tenant and Subtenant represent and warrant to Owner that no broker is responsible for bringing about the Sublease and the transaction as set forth in this agreement.

                   (10) The Sublease is subject and subordinate in all respects to the Lease and to all of the terms, covenants and conditions thereof. Subtenant shall not violate or permit the violation of any of the terms, covenants and conditions of the Lease including, but not limited to, the Building Rules. Subtenant shall not pay to Tenant any security (other than the security set forth in paragraph (11) herein) or more than one (1) month's rent in advance. The principal terms and conditions of the Sublease as set forth above in this agreement shall not be modified without the prior written consent of Owner. No party hereto shall be bound by any modifications to this agreement to which such party has not agreed in writing If Tenant shall terminate or shall give any notice to Subtenant terminating the Sublease, Tenant shall notify Owner thereof promptly thereafter. Any notices, demands, requests or other communications given or required to be given under this letter agreement shall be effective only if given in writing, sent by registered or certified mail (return receipt requested optional). Tenant agrees to pay to Owner upon demand, as additional rent, Owner's reasonable counsel fees incurred in connection with the preparation and execution of this agreement.

                   (11) Simultaneously with the execution and delivery of this agreement, Subtenant shall deposit with Tenant the sum of TWENTY THOUSAND AND 00/100 ($20,000.00) DOLLARS representing the security deposit under the Sublease and Tenant shall deliver to Subtenant the notice required pursuant to the General Obligations Law in connection with such security.

                   (12) All obligations of Tenant under this letter agreement shall be deemed obligations of Tenant under the Lease and Owner shall have the same remedies under the Lease with respect to any default in the performance of such obligations as if such obligations were specifically set forth in the Lease. All obligations of Subtenant under this letter agreement shall be deemed obligations of Tenant under the Lease and Owner shall, in addition to having the right to enforce such obligations directly against Subtenant, have the same remedies under the Lease with respect to any default in the performance of such obligations as if such obligations were specifically set forth in the Lease. All obligations of Subtenant under this letter agreement shall be deemed obligations of Subtenant under the Sublease and Tenant shall have the same remedies under the Sublease with respect to any default in the performance of such obligations as if such obligations were specifically set forth in the Sublease.

                   (13) In the event that there shall be any conflict between the terms, covenants and conditions of this agreement and the terms, covenants and conditions of the Sublease, then the terms, covenants and conditions of this agreement shall prevail in each instance and any conflicting terms, covenants or conditions of the Sublease shall be deemed modified to conform with the terms, covenants and conditions of this agreement.

                   (14) Except as herein expressly modified, the Lease is hereby ratified in all respects.

         Your signature and that of the Subtenant at the foot of this letter will constitute a record of the foregoing understanding.

                                       Very truly yours,

                                       41 MADISON COMPANY

                                       By:
                                          -----------------------------
                                                      Owner

APPROVED AND AGREED:

MARTIN, MARSHALL, JACCOMA & MITCHELL ADVERTISING, INC.
D/B/A MARTIN MARSHALL JACCOMA MITCHELL ADVERTISING, INC.

By:

   -------------------------------------
         Tenant

DOUBLECLICK, INC.

By: /s/ Kevin P. Ryan
   -------------------------------------
         Subtenant

STATE OF                     )
                             : ss.:
COUNTY OF                    )


         On this ___ day of July, 1996, before me personally came ______, to me known, who being by me duly sworn did depose and say that he resides at ________, that he is the ________ of MARTIN, MARSHALL JACCOMA, MITCHELL ADVERTISING, INC., the corporation described in and which executed the foregoing instrument, as Tenant,; and that he signed his name thereto by authority of the Board of Directors of said corporation.

                        -------------------------------------
                                  Notary Public

STATE OF NEW YORK            )
                             : ss.:
COUNTY OF NEW YORK           )


         On this 5th day of August, 1996, before me personally came Kevin P. Ryan, to me known, who being by me duly sworn did depose and say that he resides at 28 West 23rd Street, New York, New York, that he is the Chief Financial Officer of DOUBLECLICK INC., the corporation described in and which executed the foregoing instrument, as Tenant,; and that he signed his name thereto by authority of the Board of Directors of said corporation.


                                       ------------------------------
                                       Notary Public